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                            FORM OF PROMISSORY NOTE
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____________________                                             ____ ____, 1999
PRINCIPAL

     FOR VALUE RECEIVED, the undersigned, the INDIAN VILLAGE COMMUNITY BANK EMPLOYED STOCK OWNERSHIP PLAN TRUST ("Borrower"), hereby promises to pay to the order of INDIAN VILLAGE BANCORP, INC. ("Lender") ______________________________ ($___________) payable in accordance with the Loan Agreement made and entered into between the Borrower and the Lender of even date herewith ("Loan Agreement") pursuant to which this Promissory Note is issued.

     The Principal Amount of this Promissory Note shall be payable in accordance with the schedule attached hereto ("Schedule I").

     This Promissory Note shall bear interest at the rate per annum set for or established under the Loan Agreement, such interest to be payable in accordance with Schedule I.

     Anything herein to the contrary notwithstanding, the obligation of the Borrower to make payments of interest shall be subject to the limitation that payments of interest shall not be required to be made to the Lender to the extent that the Lender's receipt thereof would not be permissible under the law or laws applicable to the Lender limiting rates on interest which may be charged or collected by the Lender. Any such payments on interest which are not made as a result of the limitation referred to in the preceding sentence shall be made by the Borrower to the Lender on the earliest interest payment date or dates on which the receipt thereof would be permissible under the laws applicable to the Lender limiting rates of interest which may be charges or collected by the Lender. Such deferred interest shall not bear interest.

     Payments of both principal and interest on this Promissory Note are to be made at the principal office of the Lender or such other place as the holder hereof shall designate to the Borrower in writing, in lawful money of the United States of America in immediately available funds.

     Failure to make any payments of principal on this Promissory Note when due, or failure to make any payment of interest on this Promissory Note not later than five (5) Business Days after the date when due, shall constitute a default hereunder, whereupon the principal amount of accrued interest on this Promissory Note shall immediately become due and payable in accordance with the terms of the Loan Agreement.

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     This Promissory Note is secured by a Pledge Agreement between the Borrower and the Lender of even date herewith and is entitled to the benefits thereof.

                                    INDIAN VILLAGE COMMUNITY BANK
                                    EMPLOYEE STOCK OWNERSHIP PLAN TRUST


                                    ___________________________, Trustee


                                    ___________________________, Trustee


                                    ___________________________, Trustee

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